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                                                               EXHIBIT 99.1
                          PRELIMINARY PROXY MATERIALS

                      AMERICAN INDUSTRIAL PROPERTIES REIT

           THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                         SPECIAL MEETING MAY 10, 1994


     The undersigned hereby appoints W. H. Bricker and Charles W. Wolcott, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all of the undersigned's Shares of Beneficial Interest in the Trust, held of record on March 4, 1994, at the Special Meeting of Shareholders to be held on May 10, 1994 or at any postponements or adjournments thereof, on the proposals below, as directed.


      (1) THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER THEREUNDER OF AMERICAN INDUSTRIAL PROPERTIES REIT (THE "TRUST") WITH AND INTO A MARYLAND CORPORATION WHICH IS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST.

      / / FOR:                 / /  AGAINST:                / /  ABSTAIN:

      (2) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

      / / FOR:                / /   AGAINST:                / /  ABSTAIN:

     This Proxy, when properly executed, will be voted in the manner described above. If no direction is made, this Proxy will be voted FOR the first proposal and at the discretion of the Proxies with respect to the second proposal. Please sign exactly as your name appears on your Share certificate. When Shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.



                                          _________________________     ______
                                          Signature of Shareholder      Date



                                          _________________________     ______
                                          Signature if Shares held      Date
                                          in more than one name

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.